Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Condensed Combined Financial Statements
     The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Omniture, Inc. (“Omniture”), Touch Clarity Limited (“Touch Clarity”), Offermatica Corporation (“Offermatica”), Visual Sciences, Inc. (“Visual Sciences”) and Mercado Software Ltd. (“Mercado”) after giving effect to the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions and adjustments described in the following footnotes, and are intended to reflect the impact of these acquisitions on Omniture on a pro forma basis.
     The unaudited pro forma condensed combined balance sheet reflects the acquisition of Mercado as if it had been consummated on September 30, 2008 and includes pro forma adjustments for preliminary valuations of certain assets and liabilities by Omniture management as of the acquisition date. These adjustments are subject to further revision upon finalization of the Mercado asset and liability valuations.
     The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 give effect to the acquisitions of Visual Sciences and Mercado as if they had occurred on January 1, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 give effect to the acquisitions of Touch Clarity, Offermatica, Visual Sciences and Mercado as if they had occurred on January 1, 2007.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines Omniture’s historical results for the year ended December 31, 2007 with Touch Clarity’s historical results for the two-month period ended February 28, 2007, Offermatica’s historical results for the period from January 1, 2007 to December 13, 2007 and both Visual Sciences’ and Mercado’s historical results for the year ended December 31, 2007. Omniture’s historical results for the year ended December 31, 2007 include both Touch Clarity’s and Offermatica’s results since the date of each respective acquisition. The Touch Clarity condensed consolidated statement of operations for the two-month period ended February 28, 2007 has been converted from British pounds to U.S. dollars at the average daily exchange rate for the first two months of 2007 of 1.9642 U.S. dollars per British pound.
     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2008 combines Omniture’s historical results for the nine months ended September 30, 2008, which include Visual Sciences’ results beginning January 17, 2008, with Visual Sciences’ historical results for the period from January 1, 2008 to January 16, 2008 and Mercado’s historical results for the nine months ended September 30, 2008.
     The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any prospective cost savings, revenue synergies or restructuring costs which may result from the integration of Omniture’s, Touch Clarity’s, Offermatica’s, Visual Sciences’ and Mercado’s operations.
Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price of the Mercado acquisition and to reflect amounts related to Mercado’s net tangible liabilities assumed and acquired intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the results of operations of the combined company including the reduction of revenues resulting from recording deferred revenues at their estimated fair value, the amortization expense related to the identifiable intangible assets from the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions, stock-based compensation expense related to assumed stock-based awards from the Touch Clarity and Visual Sciences acquisitions, reduced interest income due to lower cash and investment balances resulting from cash paid as consideration related to the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions and changes in expense resulting from the estimated fair value adjustments to Visual Sciences’ net tangible assets and the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

     The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the acquisitions been consummated as of the dates indicated, or that may be achieved in the future. While some reclassifications of prior periods have been included in the unaudited pro forma condensed combined financial statements, further reclassifications may be necessary.
     The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with Omniture treated as the acquiring entity. Accordingly, consideration paid by Omniture related to the acquisition of Mercado is allocated to acquired Mercado assets and liabilities, based on their estimated fair values as of the date of the acquisition. The allocations are dependent upon certain valuations and other studies by Omniture management that have not been finalized. The fair values of the acquired Mercado assets and liabilities are also subject to change as more information becomes available and as the valuations are finalized. Accordingly, the pro forma purchase price adjustments are preliminary and subject to further adjustment. Increases or decreases in the fair value of relevant balance sheet amounts, including property and equipment, deferred revenue and intangible assets will result in adjustments to the balance sheet and/or statements of operations. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
     Omniture expects to incur significant costs associated with integrating Mercado and its operations. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.
     These unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and accompanying notes in Omniture’s annual report on Form 10-K for the year ended December 31, 2007, the consolidated financial statements of Mercado for the year ended December 31, 2007 and unaudited interim consolidated financial statements for the nine months ended September 30, 2008, included in this Form 8-K/A, the consolidated financial statements of Visual Sciences for the year ended December 31, 2007 included on Form 8-K/A dated April 01, 2008 and the joint proxy statement/prospectus dated December 12, 2007 related to the merger of Visual Sciences and Omniture, Inc.

Touch Clarity Limited
     On March 1, 2007, Omniture acquired all of the outstanding voting stock of Touch Clarity, a provider of enterprise, on-demand, automated, onsite behavioral targeting and optimization solutions based in London, England. Subsequent to the acquisition, Omniture changed the name of Touch Clarity to Omniture Limited.
     The aggregate purchase price was approximately $60.8 million, which consisted of (1) total cash consideration of approximately $29.5 million, (2) the issuance of 0.8 million shares of Omniture common stock valued at approximately $22.1 million, net of issuance costs, (3) the fair value of substituted options, (4) acquisition-related costs and (5) a license payment to NetRatings related to the Touch Clarity acquisition of approximately $0.5 million, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
Offermatica Corporation
     On December 13, 2007, Omniture acquired all of the outstanding voting stock of Offermatica, an on-demand provider of A/B and multivariate testing solutions that enable companies to define and test the structure and other elements of their Web sites.
     The preliminary aggregate purchase price at September 30, 2008 was approximately $65.2 million, which consisted of (1) cash consideration of approximately $33.6 million, (2) 1.0 million shares of Omniture common stock valued at approximately $29.3 million, (3) acquisition-related costs and (4) a license payment to NetRatings of approximately $0.9 million related to the Offermatica acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
Visual Sciences, Inc.
     On January 17, 2008, Omniture acquired all of the outstanding voting stock of Visual Sciences, a provider of on-demand Web analytics applications.
     The preliminary aggregate purchase price was approximately $446.9 million at September 30, 2008, which consisted of (1) the issuance of 10.3 million shares of Omniture common stock upon closing of the acquisition, valued at approximately $354.8 million, net of issuance costs, (2) cash consideration of approximately $50.1 million paid upon closing of the acquisition, (3) the fair value of assumed Visual Sciences stock options, (4) acquisition-related costs, (5) restructuring charges and (6) a $2.3 million license payment to NetRatings in accordance with the Settlement and Patent Cross-License Agreement entered into by Visual Sciences with NetRatings in August 2007. Omniture has not yet made a final determination of certain components of the Visual Sciences purchase price, including finalizing restructuring charges and acquisition-related costs. Accordingly, the aggregate purchase price is still preliminary and subject to further adjustment as additional information becomes available. The Company does not expect any changes to the purchase price allocation to materially increase or decrease operating and amortization expenses, but they may have a material effect on the amount of recorded goodwill.
Mercado Search and Merchandising Asset Acquisition
     On November 5, 2008, the Company acquired certain assets, including intellectual property and other business assets, of Mercado Software, a leading search and merchandising solution provider.
     The preliminary aggregate purchase price was approximately $8.6 million, which consisted of (1) cash consideration of approximately $6.6 million paid upon closing of the acquisition, (2) restructuring charges and (2) acquisition-related costs.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheets
As of September 30, 2008
(in thousands)

			Pro Forma			Pro Forma
	Omniture	Mercado	Adjustments			Combined
Assets:

Current assets:
Cash and cash equivalents	$71,691	186	$(6,829)	(a	)	$65,048
Restricted cash	—	291	(291)	(b	)	—
Short-term investments	4,997	—	—			4,997
Accounts receivable, net	95,191	1,406	—			96,597
Deferred costs	—	1,360	(1,360)	(c	)	—
Prepaid expenses and other current assets	5,458	396	(332)	(b	)	5,522

Total current assets	177,337	3,639	(8,812)			172,164

Property and equipment, net	64,906	845	(125)	(c	)	65,626
Intangible assets, net	139,018	—	6,000	(d	)	145,018
Goodwill	419,477	—	8,720	(e	)	428,197
Long-term investments	19,768	—	—			19,768
Other assets	2,651	78	—			2,729

Total assets	$823,157	$4,562	$5,783			$833,502

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity:

Current liabilities:
Accounts payable	$11,910	$1,904	$—			$13,814
Accrued liabilities	32,509	2,827	300	(f	)	38,206
			1,970	(g	)
			600	(h	)
Accrued severance pay	—	300	(300)	(f	)	—
Current portion of deferred revenues	91,968	4,049	(1,305)	(i	)	94,712
Current portion of notes payable	4,765	3,000	(3,000)	(j	)	4,765
Current portion of capital lease obligations	209	—	—			209

Total current liabilities	141,361	12,080	(1,735)			151,706
Deferred revenues, less current portion	9,420	—	—			9,420
Notes payable, less current portion	7,010	—	—			7,010
Capital lease obligations, less current portion	65	—	—			65
Convertible debt	—	12,804	(12,804)	(j	)	—
Other liabilities	5,899	—	—			5,899
Commitments and Contingencies:
Stockholders’ (deficit) equity:
Preferred stock	—	—	—			—
Convertible preferred stock	—	947	(947)	(k	)	—
Common stock	72	10	(10)	(k	)	72
Additional paid-in capital	746,602	67,891	(67,891)	(k	)	746,602
Deferred stock-based compensation	(568)	—	—			(568)
Accumulated other comprehensive income	(1,753)	—	—			(1,753)
Accumulated deficit	(84,951)	(89,170)	89,170	(k	)	(84,951)

Total stockholders’ (deficit) equity	659,402	(20,322)	20,322			659,402

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$823,157	$4,562	$5,783			$833,502

See accompany notes to the unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
Year Ended December 31, 2007
(in thousands, except per share data)

	Year Ended	Two Months
	December 31,	Ended February	January 1, 2007 to	Year Ended	Year Ended
	2007	28, 2007	December 13, 2007	December 31, 2007	December 31, 2007				Pro Forma			Pro Forma
	Omniture	Touch Clarity	Offermatica	Visual Sciences	Mercado	Reclassifications			Adjustments			Combined
Revenues:
Subscription, license and maintenance	$132,010	$—	$—	$—	$—	$9,009	(A	)	$(10,105)	(l	)	$210,188
						67,429	(B	)
						6,118	(B	)
						1,723	(C	)
						2,214	(C	)
						834	(D	)
						956	(C	)
Subscription	—	834	—	67,429	956	(834)	(D	)	—			—
						(67,429)	(B	)
						(956)	(C	)
Net revenue	—	—	11,672	—	—	(11,672)	(A	)	—			—
License	—	—	—	6,118	2,214	(6,118)	(B	)	—			—
						(2,214)	(C	)
Maintenance and services	—	—	—	—	4,663	(4,663)	(C	)	—			—
Advertising	—	—	—	1,767	—	(1,767)	(B	)	—			—
Professional services and other	11,117	6	—	6,905	—	2,663	(A	)	—			25,398
						1,767	(B	)
						2,940	(C	)

Total revenues	143,127	840	11,672	82,219	7,833	—			(10,105)			235,586

Cost of revenues:
Subscription, license and maintenance	46,411	—	—	—	—	13,823	(E	)	(466)	(n	)	79,116
						1,905	(F	)	(590)	(p	)
						64	(I	)	14,682	(q	)
						25	(G	)	563	(r	)
						344	(H	)
						400	(G	)
						1,955	(G	)
Cost of revenues	—	—	—	21,713	—	(21,713)	(E	)	—			—
Subscription	—	344	—	—	400	(344)	(H	)	—			—
						(400)	(G	)
License	—	—	—	—	25	(25)	(G	)	—			—
Engineering	—	—	1,905	—	—	(1,905)	(F	)	—			—
Amortization of intangible assets	—	—	—	3,045	—	—			(3,045)	(m	)	—
Maintenance and services	—	—	—	—	3,910	(3,910)	(G	)	—			—
Professional services and other	6,953	32	3,297	—	—	7,890	(E	)	(1,542)	(n	)	19,595
						183	(I	)	827	(r	)
						1,955	(G	)

Total cost of revenues	53,364	376	5,202	24,758	4,335	247			10,429			98,711

Gross profit	89,763	464	6,470	57,461	3,498	(247)			(20,534)			136,875
Operating expenses:
Sales and marketing	61,610	728	6,380	27,700	9,045	178	(I	)	(3,759)	(n	)	113,897
									10,525	(q	)
									1,490	(r	)
Research and development	17,257	440	—	11,526	3,396	2,658	(I	)	(2,242)	(n	)	33,916
									881	(r	)
General and administrative	24,218	484	—	19,593	2,341	7,809	(I	)	(6,007)	(n	)	49,008
									570	(r	)
Engineering and operations	—	—	10,892	—	—	(10,892)	(I	)	—			—
Amortization of intangible assets	—	—	—	2,534	—	—			(2,534)	(m	)	—

Total operating expenses	103,085	1,652	17,272	61,353	14,782	(247)			(1,076)			196,821

Loss from operations	(13,322)	(1,188)	(10,802)	(3,892)	(11,284)	—			(19,458)			(59,946)
Interest income	5,816	18	—	576	84	—			(5,115)	(s	)	1,379
Interest expense	(835)	(20)	(174)	(971)	(567)	—			—			(2,567)
Other (expense) income, net	(554)	264	—	(133)	(159)	—			—			(582)

Loss before income taxes	(8,895)	(926)	(10,976)	(4,420)	(11,926)	—			(24,573)			(61,716)
Provision for income taxes	534	—	4	14,688	56	—			(14,649)	(t	)	633

Net loss	$(9,429)	$(926)	$(10,980)	$(19,108)	$(11,982)	$—			$(9,924)			$(62,349)

Net loss per share:
Net loss per share, basic and diluted	$(0.18)											$(0.95)
Weighted-average number of shares, basic and diluted	53,710											65,905
See accompanying notes to the unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Unaudited Pro Forma Condensed Combined Statements of Operations
Nine Months Ended September 30, 2008
(in thousands, except per share data)

	Nine Months		Nine Months
	Ended September	January 1, 2008 through	Ended September
	30, 2008	January 17, 2008	30, 2008				Pro Forma			Pro Forma
	Omniture	Visual Sciences	Mercado	Reclassifications			Adjustments			Combined
Revenues:
Subscription, license and maintenance	$191,324	$—	$—	$3,284	(B	)	$—			$199,568
				181	(B	)
				1,450	(C	)
				1,541	(C	)
				1,788	(C	)
Subscription	—	3,284	1,450	(3,284)	(B	)	—			—
				(1,450)	(C	)
License	—	181	1,541	(181)	(B	)	—			—
				(1,541)	(C	)
Maintenance and services	—	—	4,579	(4,579)	(C	)	—			—
Advertising	—	73	—	(73)	(B	)	—			—
Professional services and other	21,290	165	—	73	(B	)	—			24,319
				2,791	(C	)

Total revenues	212,614	3,703	7,570	—			—			223,887

Cost of revenues:
Subscription, license and maintenance	79,724	—	—	715	(E	)	(38)	(o	)	84,889
				1,060	(G	)	1,238	(q	)
				15	(G	)	23	(r	)
				2,152	(G	)
Cost of revenues	—	1,123	—	(1,123)	(E	)	—			—
Subscription	—	—	1,060	(1,060)	(G	)	—			—
License	—	—	15	(15)	(G	)	—			—
Amortization of intangible assets	—	151	—	—			(151)	(m	)	—
Maintenance and services	—	—	4,304	(4,304)	(G	)	—			—
Professional services and other	10,817	—	—	408	(E	)	(22)	(o	)	13,389
				2,152	(G	)	34	(r	)

Total cost of revenues	90,541	1,274	5,379	—			1,084			98,278

Gross profit	122,073	2,429	2,191	—			(1,084)			125,609
Operating expenses:
Sales and marketing	96,091	1,532	7,481	—			(57)	(o	)	105,679
							570	(q	)
							62	(r	)
Research and development	27,840	497	3,035	—			(60)	(o	)	31,348
							36	(r	)
General and administrative	33,993	819	2,312	—			(117)	(o	)	37,030
							23	(r	)
Amortization of intangible assets	—	97	—	—			(97)	(m	)	—

Total operating expenses	157,924	2,945	12,828	—			360			174,057

Loss from operations	(35,851)	(516)	(10,637)	—			(1,444)			(48,448)
Interest income	1,659	30	4	—			(213)	(s	)	1,480
Interest expense	(718)	(15)	(1,051)	—			—			(1,784)
Other expense, net	(541)	(38)	(239)	—			—			(818)

Loss before income taxes	(35,451)	(539)	(11,923)	—			(1,657)			(49,570)
Provision for income taxes	1,232	14	121	—			—			1,367

Net loss	$(36,683)	$(553)	$(12,044)	$—			$(1,657)			$(50,937)

Net loss per share:
Net loss per share, basic and diluted	$(0.52)									$(0.71)
Weighted-average number of shares, basic and diluted	71,034									71,671
See accompanying notes to the unaudited pro forma condensed combined financial statements.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Basis of Presentation
     The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
Note 2. Acquisition of Touch Clarity
     On March 1, 2007, Omniture acquired all of the outstanding voting stock of Touch Clarity, a provider of enterprise, on-demand, automated, onsite behavioral targeting and optimization solutions based in London, England. Omniture purchased Touch Clarity to acquire key personnel and technology. The results of operations of Touch Clarity are included in the Omniture’s results of operations from the acquisition date.
     The aggregate purchase price was approximately $60.8 million, which consisted of (1) total cash consideration of approximately $29.5 million, (2) the issuance of 0.8 million shares of Omniture’s common stock valued at approximately $22.1 million, net of issuance costs, (3) the fair value of substituted options, (4) acquisition-related costs and (5) a license payment to NetRatings related to the Touch Clarity acquisition of approximately $0.5 million, which Omniture elected to make in April 2007 in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006. The terms of the acquisition provided for the payment of up to $3.0 million in additional consideration during 2008, contingent upon the achievement of certain milestones during 2007, the final determination of whether such milestones were achieved has not yet been completed. Any contingent consideration paid by the Company would increase the aggregate purchase price and goodwill. The fair value of the 0.8 million shares of common stock was determined based on the average closing price of Omniture’s common stock during the period two days before and two days after the terms of the acquisition were agreed to and announced.
     In connection with the closing of the acquisition, the holders of both vested and unvested options to purchase shares of Touch Clarity common stock received replacement options to purchase shares of Omniture common stock (the “Replacement Options”), with effectively the same intrinsic value at the acquisition date as the Touch Clarity options which were replaced. The $7.3 million fair value of the Replacement Options included in the purchase price was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Stock-based compensation expense related to the Replacement Options is reflected as a pro forma adjustment to the unaudited pro forma combined statement of operations for the year ended December 31, 2007.
     The following table summarizes the allocation of the aggregate purchase price for Touch Clarity and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(712)
Acquired intangibles:
Existing technology (seven-year estimated useful life)	14,300
Customer contracts and related relationships (eight-year estimated useful life)	3,700
Core technology (six-year estimated useful life)	3,300
Patent license (five-year estimated useful life)	166
Goodwill	40,009

Total aggregate purchase price	$60,763

     Except for deferred revenues, the Touch Clarity tangible assets and liabilities assumed by Omniture were valued at their respective carrying amounts at the acquisition date, as Omniture believes these amounts approximated their current fair value. Deferred revenues were reduced to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
     The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations.
Note 3. Acquisition of Offermatica
     On December 13, 2007, Omniture acquired all of the outstanding voting stock of Offermatica, an on-demand provider of A/B and multivariate testing solutions that enable companies to define and test the structure and other elements of their Web sites. Omniture purchased Offermatica to acquire its existing customer base, key personnel and technology. The results of operations of Offermatica are included in Omniture’s results of operations from the acquisition date.
     The preliminary aggregate purchase price was approximately $65.2 million, which consisted of (1) cash consideration of approximately $33.6 million, (2) 1.0 million shares of Omniture common stock valued at approximately $29.3 million, (3) acquisition-related costs and (4) a license payment to NetRatings of approximately $0.9 million related to the Offermatica acquisition, which Omniture elected to make in accordance with the terms of the settlement and patent license agreement entered into with NetRatings in February 2006.
     The following table summarizes the allocation of the preliminary aggregate purchase price for Offermatica and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(882)
Acquired intangibles:
Existing technology (four-year estimated useful life)	10,700
Customer contracts and related relationships (six-year estimated useful life)	5,200
Core technology (four-year estimated useful life)	2,200
Trade name / trademarks (eight-month estimated useful life)	100
Patent license (five-year estimated useful life)	486
Goodwill	47,429

Total preliminary aggregate purchase price	$65,233

     Except for deferred revenues, the Offermatica tangible assets and liabilities assumed by Omniture were valued at their respective carrying amounts at the acquisition date, as the Company believes these amounts approximated their current fair value. Deferred revenues were reduced to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues.
     The determination of the final purchase price is subject to potential adjustments, including acquisition-related costs. The Company does not expect any changes to the purchase price allocation to materially increase or decrease operating and amortization expenses, but they may have a material effect on the amount of recorded goodwill.
     The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008.
     In 2007, prior to the acquisition, Offermatica’s Board of Directors accelerated the vesting on substantially all unvested stock options. Immediately prior to the closing of the acquisition, all holders of stock options to purchase Offermatica common stock exercised their outstanding options. As a result, there were no outstanding options assumed by Omniture in this acquisition.
Note 4. Acquisition of Visual Sciences
     On October 25, 2007, Omniture entered into a definitive agreement to acquire all of the outstanding voting stock of Visual Sciences, a provider of on-demand Web analytics applications. The acquisition, which closed on January 17,

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
2008, was accounted for under the purchase method of accounting. Omniture purchased Visual Sciences to acquire its existing customer base, key personnel and technology.
     The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation by Omniture management of the Visual Sciences purchase price to identifiable tangible and intangible net assets acquired and the excess purchase price to goodwill. The preliminary aggregate purchase price at September 30, 2008 was approximately $446.9 million, which consisted of (1) the issuance of 10.3 million shares of Omniture common stock upon closing of the acquisition, valued at approximately $354.8 million, net of issuance costs, (2) cash consideration of approximately $50.1 million paid upon closing of the acquisition, (3) the fair value of assumed Visual Sciences stock options, (4) acquisition-related costs, (5) restructuring charges and (6) a $2.3 million license payment to NetRatings in accordance with the Settlement and Patent Cross-License Agreement entered into by Visual Sciences with NetRatings in August 2007. Omniture has not yet made a final determination of certain components of the Visual Sciences purchase price, including finalizing restructuring charges and acquisition-related costs. Accordingly, the aggregate purchase price is still preliminary and subject to further adjustment as additional information becomes available. The final purchase price allocation is expected to be completed by December 31, 2008. The Company does not expect any changes to the purchase price allocation to materially increase or decrease operating and amortization expenses, but they may have a material effect on the amount of recorded goodwill.
     Under the terms of the acquisition, each outstanding share of Visual Sciences capital stock was converted into 0.49 of a share of Omniture common stock and $2.39 in cash. In connection with the acquisition, options to purchase Visual Sciences common stock outstanding at the time of closing were assumed by Omniture and converted into options to purchase shares of Omniture common stock, based on an option exchange ratio pursuant to the terms of the definitive agreement. Omniture also issued approximately 0.1 million shares of its common stock in exchange for unvested Visual Sciences restricted stock awards that remain subject to forfeiture based on the original vesting schedule applicable to such awards. Omniture will be required to pay up to an additional approximately $0.5 million in cash consideration as these restricted stock awards become vested.
     The fair value of Visual Sciences stock options assumed was estimated using the Black-Scholes-Merton option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of these stock options include expected volatility of 56%, expected option term of between 0.1 years and 4.7 years based on the age of the original award and a risk-free interest rate of between 2.4% and 3.0%. Stock-based compensation expense related to these assumed stock options is reflected as a pro forma adjustment to the unaudited pro forma combined statement of operations.
     Under the purchase method of accounting, the total preliminary aggregate purchase price is allocated to Visual Sciences’ net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition. The following table summarizes the preliminary allocation of the purchase price for Visual Sciences and the estimated useful lives for the acquired intangible assets (in thousands):

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)

Preliminary
Allocation of the
Purchase Price
Net tangible liabilities assumed	$14,748
Acquired intangibles:
Existing technology (3.8 year weighted-average estimated useful life)	20,500
Customer contracts and related relationships (7.3 year weighted-average estimated useful life)	68,500
Core technology (3.5 year weighted-average estimated useful life)	9,500
Maintenance agreements and related relationships (7.0 year weighted-average estimated useful life)	5,700
Patent license (6.6 year weighted-average estimated useful life)	6,783
Goodwill	321,204

Total preliminary estimated purchase price	$446,935

     A preliminary estimate of $14.7 million has been allocated to Visual Sciences’ net tangible liabilities assumed and approximately $111.0 million has been allocated to identifiable intangible assets acquired. The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.
     Deferred revenues were reduced by Omniture to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. This balance was reduced to its estimated fair value in the unaudited pro forma condensed combined balance sheet. Subscription revenues and professional services, license and other revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value on revenues
Note 5. Acquisition of Mercado
     On November 5, 2008, the Company acquired certain assets, including intellectual property and other business assets, of Mercado Software, a leading search and merchandising solution provider. Omniture purchased Mercado to acquire its existing customer base and technology. The results of operations of Mercado are included in Omniture’s results of operations from the acquisition date.
     The preliminary aggregate purchase price was approximately $8.6 million, which consisted of (1) cash consideration of approximately $6.6 million, (2) restructuring charges and (3) acquisition-related costs.
     The following table summarizes the allocation of the preliminary aggregate purchase price for Mercado and the estimated useful lives for the acquired intangible assets (in thousands):

Net tangible liabilities assumed	$(6,107)
Acquired intangibles:
Existing technology (five-year estimated useful life)	3,900
Core technology (five-year estimated useful life)	1,100
Customer relationships (six-year estimated useful life)	600
Service agreements and related customer relationships (three-year estimated useful life)	400
Goodwill	8,720

Total preliminary aggregate purchase price	$8,613

     Except for deferred revenues and certain fixed assets, the Mercado tangible assets and liabilities assumed by Omniture were valued at their respective carrying amounts at the acquisition date, as the Company believes these amounts approximated their current fair value. Deferred revenues were reduced to their estimated fair value, which represented an amount equivalent to the estimated costs of fulfilling the remaining contractual obligations associated with these deferred revenues. Subscription revenues were reduced in the unaudited pro forma condensed combined statements of operations to reflect the impact of this reduction in fair value of revenues.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
     The determination of the final purchase price is subject to potential adjustments, including acquisition-related costs. The Company does not expect any changes to the purchase price allocation to materially increase or decrease operating and amortization expenses, but they may have a material effect on the amount of recorded goodwill.
     The amortization related to the identifiable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 and the nine months ended September 30, 2008.
Note 6. Pro Forma Condensed Combined Financial Statements
     The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Omniture, Touch Clarity, Offermatica, Visual Sciences and Mercado after giving effect to the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions and adjustments described in these footnotes, and are intended to reflect the impact of these acquisitions on Omniture on a pro forma basis.
     The unaudited pro forma condensed combined balance sheet reflects the acquisition of Mercado as if it had been consummated on September 30, 2008 and includes pro forma adjustments for preliminary valuations of certain assets and liabilities by Omniture management as of the acquisition date of November 5, 2008. These adjustments are subject to further revision upon finalization of the Mercado asset and liability valuations.
     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines Omniture’s historical results for the year ended December 31, 2007 with Touch Clarity’s historical results for the two-month period ended February 28, 2007, Offermatica’s historical results for the period from January 1, 2007 to December 13, 2007 and both Visual Sciences’ and Mercado’s historical results for the year ended December 31, 2007. Omniture’s historical results for the year ended December 31, 2007 include both Touch Clarity’s and Offermatica’s results since the date of each respective acquisition. The Touch Clarity condensed consolidated statement of operations for the two-month period ended February 28, 2007 has been converted from British pounds to U.S. dollars at the average daily exchange rate for the first two months of 2007 of 1.9642 U.S. dollars per British pound.
     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2008 combines Omniture’s historical results for the nine months ended September 30, 2008, which include Visual Sciences’ results beginning January 17, 2008, with Visual Sciences’ historical results for the period from January 1, 2008 to January 16, 2008 and Mercado’s historical results for the nine months ended September 30, 2008.
     The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not give effect to any prospective cost savings, revenue synergies or restructuring costs which may result from the integration of Omniture’s, Touch Clarity’s, Offermatica’s, Visual Sciences’ and Mercado’s operations.
Note 7. Reclassifications
     Certain reclassifications have been made to conform Touch Clarity’s, Offermatica’s, Visual Sciences’ and Mercado’s historical reported results to Omniture’s historical basis of presentation. The reclassifications are as follows:
A.	To reclassify Offermatica’s net revenue to subscription, license and maintenance revenues and professional services and other revenues to conform to Omniture’s presentation.

B.	To reclassify Visual Sciences’ subscription revenues, license revenues and advertising revenues to subscription, license and maintenance revenues and professional services and other revenues to conform to Omniture’s presentation.

C.	To reclassify Mercado’s subscription revenues, license revenues and maintenance and services revenues to subscription, license and maintenance revenues and professional services and other revenues to conform to Omniture’s presentation.

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
D.	To reclassify Touch Clarity’s subscription revenues to subscription, license and maintenance revenues to conform to Omniture’s presentation.

E.	To allocate Visual Sciences’ cost of revenues based on the revenue classifications presented to conform to Omniture’s presentation.

F.	To reclassify Offermatica’s engineering cost of revenues to cost of subscription revenues to conform to Omniture’s presentation.

G.	To allocate Mercado’s cost of revenues based on the revenue classifications presented to conform to Omniture’s presentation.

H.	To allocate Touch Clarity’s cost of revenues based on the revenue classifications presented to conform to Omniture’s presentation.

I.	To allocate Offermatica’s engineering and operations expense based on the operating expense classifications presented to conform to Omniture’s presentation.
Note 8. Pro Forma Adjustments
     Pro forma adjustments are necessary to reflect the estimated purchase price of the Mercado acquisition and to reflect amounts related to the Mercado net tangible liabilities assumed and acquired intangible assets at an amount equal to the preliminary estimate of their fair values. Pro forma adjustments are also necessary to appropriately reflect the results of operations of the combined company including the reduction of revenues resulting from recording deferred revenues at their estimated fair value, the amortization expense related to the estimated identifiable intangible assets from the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions, stock-based compensation expense related to assumed stock-based awards from the Touch Clarity and Visual Sciences acquisitions, changes in expense resulting from the estimated fair value adjustments to Visual Sciences’ net tangible liabilities, reduced interest income due to lower cash and investment balances resulting from cash paid as consideration related to the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions and the income tax effect related to the pro forma adjustments. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.
     There were no significant intercompany balances and transactions between Omniture, Touch Clarity, Offermatica, Visual Sciences and Mercado at the dates and for the periods of these pro forma condensed combined financial statements.
     The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Omniture, Touch Clarity, Offermatica, Visual Sciences and Mercado filed consolidated income tax returns during the periods presented.
     The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
a.	To record $6,643,000 in cash consideration paid related to the Mercado acquisition, and eliminate Mercado cash and equivalents at September 30, 2008 in the amount of $186,000, which were not acquired by the Company.

b.	To eliminate Mercado assets not acquired by the Company.

c.	To eliminate Mercado’s deferred costs and reduce property and equipment to its estimated fair value.

d.	To record the preliminary fair value of the Mercado identifiable intangible assets, comprised of the following (dollars in thousands):

			Weighted-
		Annual	Average
	Preliminary	Amortization	Estimated
	Asset Fair Value	Expense	Useful Lives
Existing technology	$3,900	$780	5 years
Core technology	1,100	220	5 years
Customer relationships	600	100	6 years
Service agreements and related customer relationships	400	133	3 years

Total	$6,000	$1,233

e.	To record goodwill related to the Mercado acquisition.

f.	To reclassify accrued severance pay to accrued liabilities, to conform to Omniture’s presentation.

g.	To accrue $1,537,000 of restructuring and $433,000 of acquisition-related costs associated with the Mercado acquisition.

h.	To accrue the preliminary estimated liability related to the repayment of research and development grants received by Mercado from the Israeli government, to finance the development of its software products.

i.	To record the differences between the preliminary fair value and the historical amount of Mercado’s deferred revenues.

j.	To eliminate Mercado debt not assumed by the Company.

k.	To eliminate Mercado’s historical convertible preferred stock and stockholders’ (deficit) equity.

l.	To record the following reductions in Touch Clarity’s, Visual Sciences’, Offermatica’s and Mercado’s subscription revenues for the year ended December 31, 2007, resulting from the reduction in deferred revenues to their fair value (in thousands):

Touch Clarity	$(33)
Offermatica	(450)
Visual Sciences	(9,393)
Mercado	(229)

Total	$(10,105)

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
m.	To eliminate Visual Sciences’ historical amortization of intangible assets.

n.	To eliminate Offermatica’s, Visual Sciences’ and Mercado’s historical stock-based compensation expense for the year ended December 31, 2007 as follows (in thousands):

		Visual
	Offermatica	Sciences	Mercado	Total
Cost of subscription, license and maintenance revenues	$(271)	$(192)	$(3)	$(466)
Cost of professional services and other	(379)	(1,160)	(3)	(1,542)
Sales and marketing	(1,489)	(2,257)	(13)	(3,759)
Research and development	(745)	(1,488)	(9)	(2,242)
General and administrative	(3,570)	(2,410)	(27)	(6,007)

Total	$(6,454)	$(7,507)	$(55)	$(14,016)

o.	To eliminate Visual Sciences’ and Mercado’s historical stock-based compensation expense for the nine months ended September 30, 2008 as follows (in thousands):

	Visual Sciences	Mercado	Total
Cost of subscription, license and maintenance revenues	$(36)	$(2)	$(38)
Cost of professional services and other	(20)	(2)	(22)
Sales and marketing	(47)	(10)	(57)
Research and development	(52)	(8)	(60)
General and administrative	(99)	(18)	(117)

Total	$(254)	$(40)	$(294)

p.	To reduce Visual Sciences’ historical amortization expense resulting from the reduction in capitalized internal-use software and website development costs to their fair value.

q.	To record the following amounts for amortization of intangible assets acquired in the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions (in thousands):

	Year Ended December 31, 2007
	Touch		Visual
	Clarity	Offermatica	Sciences	Mercado	Total
Cost of subscription, license and maintenance revenues	$438	$3,293	$9,951	$1,000	$14,682
Sales and marketing	77	831	9,384	233	10,525

Total	$515	$4,124	$19,335	$1,233	$25,207

	Nine Months Ended
	September 30, 2008
	Visual
	Sciences	Mercado	Total
Cost of subscription, license and maintenance revenues	$488	$750	$1,238
Sales and marketing	395	175	570

Total	$883	$925	$1,808

Omniture, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — (Continued)
r.	To record stock-based compensation expense related to options exchanged in conjunction with the Touch Clarity acquisition and stock-based awards assumed in conjunction with the Visual Sciences acquisition (in thousands):

				Nine Months
				Ended
	Year Ended			September 30,
	December 31, 2007			2008
	Touch	Visual		Visual
	Clarity	Sciences	Total	Sciences
Cost of subscription, license and maintenance revenues	$6	$557	$563	$23
Cost of professional services other revenues	5	822	827	34
Sales and marketing	10	1,480	1,490	62
Research and development	12	869	881	36
General and administrative	18	552	570	23

Total	$51	$4,280	$4,331	$178

s.	To record the reduction in interest income due to the lower cash and cash equivalents and short-term investment balances resulting from payments of cash consideration for the Touch Clarity, Offermatica, Visual Sciences and Mercado acquisitions.

t.	To record the income tax effect of the pro forma adjustments and exclude from the provision for income taxes the effect of a full valuation allowance recorded by Visual Sciences during 2007 against its deferred tax assets. It is assumed that Omniture would have recorded a full valuation allowance against Visual Sciences’ deferred tax assets at the time of the acquisition.
     Note 9. Pro Forma Net Loss Per Share
A.	Shares used to calculate unaudited pro forma combined basic and diluted net loss per share for the year ended December 31, 2007 are based on the sum of the following (in thousands):

Year Ended
December 31,
2007
Omniture weighted-average shares used in computing historical net loss per share, basic and diluted	53,710
Omniture common shares issued to the former Visual Sciences shareholders as consideration for that acquisition	10,274
Omniture common shares issued to the former Offermatica shareholders as consideration for that acquisition	1,084
Omniture common shares issued to the former Touch Clarity shareholders as consideration for that acquisition	837

Total	65,905

B.	Shares used to calculate unaudited pro forma combined basic and diluted net loss per share for the nine months ended September 30, 2008 are based on the sum of the following (in thousands):

Nine Months
Ended
September 30,
2008
Omniture weighted-average shares used in computing historical net loss per share, basic and diluted	71,034
Incremental common shares to reflect full nine-month weighting for common shares issued to the former Visual Sciences shareholders as consideration for that acquisition	637

Total	71,671